SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2005

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On November 21, 2005, the Company entered into a Third Amendment to Credit Agreement (the “Amendment”) by and among the Company and certain of its subsidiaries (collectively, the “Borrowers”) and Bank of America, N.A. (as assignee of Banc of America Leasing & Capital LLC, as successor to Fleet Capital Corporation) (the “Lender”).  This Amendment amends certain provisions of that Credit and Security Agreement between the Borrowers and the Lender dated as of February 28, 2003, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2004 and that certain Second Amendment to Credit Agreement dated as of June 28, 2004.

The Amendment increases the Company’s revolving credit facility from $12 million to $17 million, subject to available collateral, and extends the revolving credit facility’s maturity date to February 29, 2009.  Extensions of credit under this facility are subject to available collateral based upon accounts receivable and inventory levels.  Therefore, the entire $17 million may not be available to the Company.  The amount of availability can fluctuate significantly.  Subject to terms and conditions, amounts borrowed under the facility may be used to fund acquisitions by the Company.

The Amendment also restates the terms of the Company’s previously existing term loans.  The Amendment provides for two equipment term loans in an aggregate amount of approximately $3.7 million, each of which is collateralized by the Company’s property, plant and equipment.  The Amendment also provides for a real estate term loan in the amount of approximately $2.3 million with a 15-year straight-line amortization that is collateralized by a mortgage on the Company’s real estate located in Georgetown, Massachusetts.  The Company’s equipment term loans and its real estate term loan are due November 21, 2011.

The Amendment calls for interest of Prime or LIBOR plus 1.25% on the revolving credit facility and each of the term loans.  Both the revolving credit facility and the term loans allow for a decrease or increase in interest rates based upon the Company’s operating performance.  Under the Amendment, the Company is subject to certain financial covenants including maintaining a minimum fixed charge coverage and maximum capital expenditures covenants.

Item 2.02                                             Results of Operations and Financial Condition

On November 22, 2005, the Company issued a press release announcing its expanded $23 million credit facility.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference.    The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated November 22, 2005 of UFP Technologies, Inc. (the “Company”) announcing its expanded $23 million credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2005	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 22, 2005 of UFP Technologies, Inc. (the “Company”) announcing its expanded $23 million credit facility.